Ex. (6)(a)


                            DISTRIBUTION AGREEMENT


               This Agreement is made as of this 11th day of June, 1996 by and between The Woodward Funds, a Massachusetts business trust (the "Trust") and BISYS Fund Services Limited Partnership, d/b/a BISYS Fund Services ("BISYS").


        WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end management investment company;

        WHEREAS, the Trust is currently offering shares of beneficial interest (the "Shares") representing interests in the investment portfolios ("Series") listed on Schedule 1 attached hereto;

        WHEREAS, BISYS is a securities firm engaged inter alia in the business of selling shares of investment companies either directly to investors or through other securities dealers;

        WHEREAS, the Trust desires to retain BISYS as the distributor ("Distributor") for its Series to provide for the sale and distribution of the Shares, and BISYS is prepared to provide such services.

        NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby the parties hereto agree as follows:

        Section 1.  Appointment as Distributor.

               (a) The Trust hereby appoints BISYS as the exclusive Distributor and representative of the Trust to act as agent for the sale and distribution of Shares of each Series described in the currently effective prospectuses (hereinafter referred to as "Prospectuses" or a "Prospectus") and registration statement ("Registration Statement") of the Trust. The Trust during the term of this Agreement shall sell its Shares through BISYS upon the terms and conditions set forth below.

               (b) BISYS shall use its best efforts to solicit orders for the sale of Shares. It is contemplated that BISYS will enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms, and in so doing will act only on its own behalf as principal. No securities dealer or other person who enters into a servicing agreement with BISYS shall be authorized to act as an agent for the Trust or its Series in connection with the offering or sale of Shares to the public or otherwise.

               (c) BISYS shall prepare or review, provide advice with respect to, and file with the federal and state agencies or other organizations as required by federal, state, and other applicable laws and regulations, all sales literature (advertisements, brochures and shareholder communications) for each of the Series and any classes of Shares thereof.

               (d) In the event that the Trust establishes one or more additional investment portfolios other than the Series with respect to which it desires to retain BISYS to act as the exclusive Distributor and representative hereunder, the Trust shall notify BISYS in writing. If BISYS is willing to render such services it shall notify the Trust in writing whereupon, subject to such approval as may be required pursuant to Section 13 hereof, or any necessary regulatory or shareholder approvals, such portfolio shall become a Series hereunder and the compensation payable by such new Series to BISYS will be as agreed in writing at the time.

        Section 2.  Exclusive Nature of Duties.

               BISYS shall be the exclusive representative of the Trust to act as sponsor and Distributor, except that:

               (a) The Trust may, upon written notice to BISYS, from time to time designate other principal underwriters and distributors of Shares of one or more Series with respect to areas other than the United States as to which BISYS may have expressly waived in writing its right to act as such. If such designation is deemed exclusive, the right of BISYS under this Agreement to act as agent for the distribution of Shares in the areas so designated shall terminate, but this Agreement shall remain otherwise in full effect until terminated in accordance with the other provisions hereof;

               (b) The exclusive rights granted to BISYS to act as agent for the distribution of Shares of the Trust shall not apply to Shares of any Series issued in connection with the merger or consolidation of any other investment company or personal holding company with the Trust or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Trust;

               (c) Such exclusive rights shall also not apply to Shares issued by the Trust pursuant to reinvestment of dividends and capital gains distributions; and

               (d) The Trust acknowledges that the persons employed by BISYS to assist in the performance of its duties under this Agreement may not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict BISYS or any of its affiliates' right to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

        Section 3.  Distribution of Shares of the Trust.

               (a) BISYS shall have the right to solicit unconditional orders for Shares of the Trust. The price which investors shall pay for the Shares so purchased from the Trust shall be determined as set forth in Section 3(b) hereof.

               (b) The public offering price of the Shares of any Series, i.e., the price per share at which BISYS may offer Shares to the public, shall be the public offering price as set forth in the Prospectus relating to such Shares, which shall be the net asset value thereof, as determined in accordance with the description thereof contained in the Prospectus relating to such Shares, plus any sales charge as set forth in the Prospectus.

               (c) The Trust, or any agent of the Trust designated in writing by it, shall be promptly advised of all purchase and redemption orders for Shares received by BISYS. Procedures may be established by the Trust and BISYS whereby purchase orders for Shares of any Series are presented directly to the Trust or an agent designated by the Trust upon the condition that in such cases it shall be deemed that the sale of the Shares to be purchased is made pursuant to Section 3 hereof. Any order may be rejected by the Trust in its sole discretion or by BISYS, as the case may be, provided, however, that BISYS will not arbitrarily or without reasonable cause refuse to transmit orders for the purchase of Shares. The Trust (or its agent) will confirm orders in accordance with the rules and regulations, or any exemptive order, of the Securities and Exchange Commission, and will make appropriate book entries pursuant to the instructions of BISYS. Purchase orders are effective when Federal Funds become available to the Trust or as otherwise stated in the Prospectus. BISYS agrees to cause such payment and such instructions received by it to be delivered promptly to the Trust (or its agent).

        Section 4.  Redemption of Shares by the Trust.

               (a) Any of the outstanding Shares may be tendered for redemption at any time, and the Trust shall redeem the Shares so tendered in accordance with its obligations and rights as set forth in its Amended and Restated Declaration of Trust, as amended from time to time, and in accordance with the applicable provisions contained in the Prospectus relating to such Shares. The Trust shall pay the total amount of the redemption price pursuant to the instructions of BISYS as the case may be, and in accordance with the terms set forth in the Prospectus relating to the Shares being redeemed.

               (b) If any Shares sold by the Trust are redeemed or repurchased by the Trust or by BISYS as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said Shares, BISYS, as the case may be, shall forfeit any amount above the net asset value which it may have received in respect of such Shares, provided that the portion of such amount reallowed by BISYS to broker/dealers or other persons shall be repayable to the Trust only to the extent recovered by BISYS from the broker/dealer or other person concerned. BISYS shall include in the form of agreement with such broker/dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Trust or by BISYS, as the case may be, as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

               (c) The right of a shareholder to redeem Shares of any Series, or to receive payment with respect to any such redemption, upon the presentation of properly submitted redemption requests in accordance with the procedures set forth in the Prospectus relating to such Shares, may only be suspended in accordance with the provisions of the Investment Company Act.

        Section 5.  Duties and Representations of the Trust.

               (a) The Trust shall furnish BISYS from time to time, for use in connection with the sale of Shares, such information with respect to the Trust or any relevant Series and the Shares as BISYS may reasonably request.

               (b) The Trust shall take, from time to time, all necessary action to register Shares of each Series under the Securities Act of 1933, as amended, ("Securities Act") to the end that there will be available for sale such number of Shares as BISYS may reasonably be expected to sell.

               (c) The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares of each Series for sale under the securities laws of such states as BISYS and the Trust may approve. Any such qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. As provided in Section 9(c) hereof, the expense of qualification and maintenance of qualification shall be borne by the Trust. BISYS shall furnish such information and other material relating to its respective affairs and activities as may be required by the Trust in connection with such qualifications. The Trust will not confirm the sale of any Shares in any jurisdiction in which the Shares are not qualified for offer and sale unless the offer and sale by BISYS under the circumstances is exempt from qualification.

               (d) The Trust represents to BISYS that all Registration Statements and Prospectuses filed by the Trust with the Securities and Exchange Commission under the Securities Act with respect to the Shares have been carefully prepared in conformity with the requirements of said Act and rules and regulations of the Securities and Exchange Commission thereunder. The Trust represents and warrants to BISYS that any Registration Statement and Prospectus, when such Registration Statement becomes effective, will contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission; that all statements of fact contained in any such Registration Statement and Prospectus will be true and correct when such Registration Statement becomes effective; and that neither any Registration Statement nor any Prospectus when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Trust in connection therewith by or on behalf of BISYS, as the case may be. The Trust shall not file any amendment to any Registration Statement or supplement to any Prospectus without giving BISYS reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any Registration Statement or supplements to any Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

               (e) The Trust agrees to advise BISYS promptly in writing:

                    (i) of any request by the Securities and Exchange Commission for amendments to the Registration Statement or Prospectuses then in effect or for additional information;

                   (ii) in the event of the issuance by the Securities and
               Exchange Commission of any stop order suspending the effectiveness of the Registration Statement or Prospectuses then in effect or the initiation of any proceeding for that purpose;

                  (iii) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or Prospectuses then in effect or which requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not misleading;

                   (iv) of all actions of the Securities and Exchange
               Commission with respect to any amendments to any Registration Statement or Prospectuses which may from time to time be filed with the Securities and Exchange Commission;

                    (v) of the qualification or withdrawal or ter-mination of qualification for sale of Shares of any Series in any jurisdiction; and

                   (vi) annually on the anniversary of the date of
               qualification of Shares of any Series for sale in any jurisdiction whether or not the Shares continue to be qualified for sale in such jurisdiction and the number of Shares so qualified for sale.

        Section 6.  Duties of BISYS as the Distributor.

               (a) BISYS shall devote reasonable time and effort as determined by it to effect sales of Shares of the Trust, but shall not be obligated to sell any specific number of Shares. The services of BISYS hereunder are not to be deemed exclusive and nothing herein contained shall prevent BISYS from entering into distribution arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

               (b) In selling the Shares of the Trust, BISYS shall conform with the requirements of all federal and state laws and regulations and the regulations of the National Association of Securities Dealers, Inc. (the "NASD") relating to the sale of such securities. Neither BISYS nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the Prospectus for each Series or any sales literature specifically approved by the Trust for use with respect to a particular Series.

               (c) BISYS shall adopt and follow procedures for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors on such sales and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD and applicable law, as such requirements may from time to time exist.

        Section 7.  Selected Dealer Agreements.

               (a) BISYS shall have the right, acting only on its own behalf as principal, to enter into selected dealer agreements with securities dealers and other persons of its choice ("Selected Dealers") for the sale of Shares; provided, however, that the form of Selected Dealers agreement shall be approved by the Trust and that no Selected Dealer entering into a Selected Dealer agreement with BISYS shall be authorized to act as agent for the Trust in connection with the offer or sale of its Shares to the public or otherwise. Shares sold to Selected Dealers shall be for resale by such dealers only in accordance with the provisions of the Prospectus relating to such Shares.

               (b) Within the United States, BISYS shall offer and sell Shares only to such Selected Dealers as are members in good standing of the NASD.

        Section 8.  Acceptance of Appointment.

               BISYS accepts its appointment as Distributor and agrees during such period to render such services and to assume the obligations herein set forth for the compensation herein provided. Unless otherwise expressly provided or authorized herein, BISYS shall not have any authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

        Section 9.  Payment of Expenses.

               (a) Except as provided in Section 9(d) hereof, BISYS shall pay without reimbursement by the Trust the costs of its personnel used in connection with the performance of its obligations hereunder, of providing necessary office space for the performance of its obligations hereunder and of all related overhead expenses, of maintaining its own qualification as a broker under State or Federal laws, and of performing its duties hereunder; and any fees or commissions pursuant to Selected Dealer agreements described in Section 7 hereof.

               (b) The Trust agrees to pay all costs and expenses in connection with the registration of Shares under the Securities

Act, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Trust hereunder, and all expenses in connection with the preparation and printing of the Trust's Prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; provided, however, that except as provided in Section 9(d) hereof, nothing contained herein shall be deemed to require the Trust to pay any of the costs in connection with the sale of Shares.

               (c) Payments by the Trust relating to any distribution plan within the meaning of Rule 12b-1 under the Investment Company Act (a "Plan") adopted by the Trust's Board of Trustees (the "Board of Trustees") shall be payable to the Distributor or its assignees, all in accordance with the terms and conditions of such Plan. With respect to payments by the Trust relating to the Distribution Plan relating to Class B shares: (i) payments to be made by the Trust to the Distributor pursuant to such Plan as reimbursement of expenses shall be for direct expenses of the Distributor authorized to be incurred by the Trust pursuant to paragraph 1 of such Plan, (ii) upon termination of such Plan, the benefits inuring to the Distributor shall immediately cease, and (iii) expenses of the Distributor under such Plan in any fiscal year of the Trust which cannot be paid by the Trust because payment of such expenses would cause the Trust to exceed the limitation set forth in paragraph 1 of such Plan during such fiscal year, shall not be payable to the Distributor in any succeeding fiscal year of the Trust.

               (d) Any contingent deferred sales charges and any charges pursuant to a Plan which are payable in connection with purchases of Class B Shares shall be payable to BISYS or its assignees, all in accordance with the Trust's Registration Statement.

        Section 10.  Indemnification.

               (a) The Trust shall indemnify and hold harmless BISYS, its respective officers, directors, partners and employees and each person, if any, who controls BISYS within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the Regis-tration Statement or related Prospectus of any Series, as from time to time amended and supplemented, or the annual or interim reports to shareholders of any Series, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Trust in connection therewith by or on behalf of BISYS, as the case may be; provided, however, that in no case (i) is the indemnity by the Trust in favor of BISYS, its respective officers, directors, partners and employees and any such controlling person to be deemed to protect BISYS, its respective officers, directors, partners and employees or any such controlling persons thereof against any liability to the Trust or its security holders to which BISYS, its respective officers, directors, partners and employees or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against BISYS, its respective directors, or any such controlling persons, unless BISYS, its respective officers, directors, partners and employees or such controlling persons, as the case may be, shall have notified the Trust in writing within ten (10) days after the summons or other first legal process giving information of the nature of the claim shall have been served upon BISYS, its respective officers, directors, partners or employees or such controlling persons (or after BISYS, its respective officers, directors, partners and employees or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by the Trust and satisfactory to BISYS, its respective officers, directors, partners and employees or such controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retain such counsel, BISYS, its respective officers, directors, partners and employees or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. In the event the Trust does not elect to assume the defense of any such suit, it will reimburse BISYS, its respective officers, directors, partners and employees or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust shall promptly notify BISYS of the commencement of any litigation or proceedings against it or any of its respective officers or trustees in connection with the issuance or sale of any of the Shares. The Trust's indemnification agreement contained in this Section 10(a) and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of BISYS, its respective officers, directors, partners and employees or any controlling person, and shall survive the delivery of any Shares. The indemnity provided for herein will be in addition to any liability which the Trust may otherwise have.

               (b) BISYS shall indemnify and hold harmless the Trust and each of its trustees, officers, and employees and each person, if any, who controls the Trust against any loss, liability, claim, damage, or expense described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions to state a material fact necessary to make such statements not misleading, made in reliance upon, and in conformity with, information furnished to the Trust in writing by BISYS or on BISYS's behalf for use in connection with the Registration Statement or related Prospectus of any Series, as from time to time amended, or the annual or interim reports to shareholders of any Series. Additionally, BISYS shall indemnify and hold harmless the Trust and each of its trustees, officers, and employees and each person, if any, who controls the Trust against any loss, liability, claim, damage, or expense resulting from willful misfeasance, bad faith or gross negligence on the part of BISYS or reckless disregard by BISYS of its duties under this Agreement. In the event any action shall be brought against the Trust or any persons so indemnified, in respect of which indemnity may be sought against BISYS, BISYS shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to BISYS by the provisions of subsection (a) of this Section 10.

        Section 11.  Certain Administrative Duties of BISYS.

               During normal business hours, BISYS shall provide personnel to respond to questions with respect to the Trust or to refer such inquiries to appropriate Trust officials.

        Section 12.  Duration and Termination of this Agreement.

               This Agreement became effective with respect to the Cash Management Fund, the Treasury Prime Money Market Fund and the U.S. Government Securities Cash Management Fund as of April 12, 1996. This Agreement shall become effective (y) as to each other Series which has not commenced operations on the date of this Agreement, upon the first effective date of a registration statement registering shares issued by such Series, and (z) as to each Series not covered by the preceding sentence or by clause (y) of this sentence, upon the consummation of the first reorganization in which such Series is a participant. Unless sooner terminated as provided herein, this Agreement shall remain in force with respect to any particular Series until December 31, 1997, and thereafter until June 30, 1998, and thereafter until June 30 of each succeeding year, so long as the continuance until June 30, 1998 and each subsequent annual continuance is specifically approved by (a) by the Board of Trustees of the Trust and (b) by a majority of those trustees who are not "interested persons" of the Trust (as defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of this Agreement, or related Service and Distribution Plan or "interested persons" of any person having such financial interest, cast in person at a meeting called for the purpose of voting on such approval.

               This Agreement may be terminated with respect to any particular Series at any time, without the payment of any penalty, by a majority of those trustees of the Trust who are not "interested persons" of the Trust and have no direct or indirect financial interest in the operation of any Plan adopted by the Trust or any related agreement thereto, or by vote of a majority of the outstanding voting securities of the Trust on 60 (sixty) days written notice, or by BISYS on 90 (ninety) days' written notice to the Trust.

               The provisions of Section 10 shall survive any termination of this Agreement.

        Section 13.  Amendments.

               This Agreement may be amended in writing by the parties hereto only if such amendment is specifically approved (i) by the Board of Trustees of the Trust, and (ii) by a majority of those trustees who are not parties to this Agreement and have no direct or indirect financial interest in the operation of this Agreement, or "interested persons" of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval.

        Section 14.  Definitions of Certain Terms.

               The terms "vote of a majority of the outstanding voting securities", "assignment," and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

        Section 15.  Governing Law.

               This Agreement shall be construed in accordance with the laws of the State of Michigan, without reference to principles of conflicts of law, and with the applicable provisions of the Investment Company Act. To the extent the applicable law of the State of Michigan or any of the provisions herein conflict with the applicable provisions of the Investment Company Act, the latter shall control.

        Section 16.  Personal Liability.

               The obligations of the Trust entered into in the name or on behalf thereof by any of the trustees of the Trust, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any series of shares in the Trust must look solely to the Trust property belonging to such series for the enforcement of any claims against the Trust.

                              THE WOODWARD FUNDS


                             By/s/Earl I. Heenan, Jr.
                               ----------------------
                                 Its President
                                    ----------

                             BISYS Fund Services Limited Partnership

                             By: BISYS Fund Services, Inc.,
                                  its general partner

                                 By:/s/Illegible
                                    ------------

                                  SCHEDULE 1


MONEY MARKET FUND
TREASURY MONEY MARKET FUND
MUNICIPAL MONEY MARKET FUND
MICHIGAN MUNICIPAL MONEY MARKET FUND
CASH MANAGEMENT FUND
U.S. GOVERNMENT SECURITIES CASH MANAGEMENT FUND
TREASURY PRIME CASH MANAGEMENT FUND
GROWTH FUND
INTERNATIONAL EQUITY FUND
EQUITY INDEX FUND
GROWTH AND VALUE FUND
INTRINSIC VALUE FUND
MID CAP OPPORTUNITY FUND
EQUITY INCOME FUND
SMALL CAP OPPORTUNITY FUND
BOND FUND
SHORT BOND FUND
MICHIGAN MUNICIPAL BOND FUND
INTERMEDIATE MUNICIPAL BOND FUND
MUNICIPAL BOND FUND
INCOME FUND
INTERMEDIATE BOND FUND
INTERNATIONAL BOND FUND
MANAGED ASSETS BALANCED FUND
MANAGED ASSETS CONSERVATIVE FUND
MANAGED ASSETS GROWTH FUND
INTERNATIONAL MAJOR MARKETS FUND